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                                                                    Exhibit 11.1

To the Stockholders and Board of Directors of Global Knowledge, Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the financial statements of Global Knowledge, Inc. included in this registration statement and have issued our report thereon dated July 27, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule to follow is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules, and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                             /s/ Arthur Andersen LLP

Boston, Massachusetts
July 27, 2000



Schedule II - Valuation and Qualifying Accounts

Description                          Balance at        Additions charged      Deductions       Balance at
(in thousands)                  Beginning of Period       to expense                         End of Period
Allowance for Doubtful Accounts

Year ended December 31, 1997            694                   --                  --               694
Year ended December 31, 1998            694                  979                (269)            1,404
Year ended December 31, 1999          1,404                3,526                (854)            4,076
Nine months ended September 30, 2000  4,076                2,377                (631)            5,822


Restructuring Reserve

Year ended December 31, 1997          6,250                7,484              (7,892)            5,842
Year ended December 31, 1998          5,842                4,881              (6,203)            4,520
Year ended December 31, 1999          4,520                2,195              (3,546)            3,169
Six months ended June 30, 2000        3,169                2,889              (2,111)            3,947